                                                                    EXHIBIT 3.17

                       OFFICE OF THE SECRETARY OF STATE
                               STATE OF OKLAHOMA



                           CERTIFICATE OF TRANSCRIPT


     I, the undersigned, Secretary of State of the State of Oklahoma, do hereby certify that the annexed transcript has been compared with the record on file in my office, of which it purports to be a copy, and that the same is a full, true and correct copy of:


     CERTIFICATE OF INCORPORATION

     AND

     ALL AMENDMENTS THERETO

     OF

     KOAX CORP.



                            In testimony whereof, I hereto set my hand and caused to be affixed the Great Seal of the State of Oklahoma, done at the City of Oklahoma City this 14/th/ day, of November , A.D. 1997.




                            ___________________________________
                            Secretary of State


                            By:________________________________

                  OFFICE OF THE SECRETARY OF STATE
                          STATE OF OKLAHOMA



                    CERTIFICATE OF INCORPORATION

To all to Whom these Presents shall Come, Greetings:

     WHEREAS, Articles of Incorporation duly signed and verified of

                             KOAX CORP.
--------------------------------------------------------------------------------

have been filed in the office of the Secretary of State as provided by the Laws of the State of Oklahoma.

     NOW, THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma by virtue of the powers vested in me by law, do hereby issue this Certificate of Incorporation.

     IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.


                              Filed at the City of Oklahoma City, this 14/th/ day of November, A.D. 1985.


                              _________________________________
                              Secretary of State


                              By:______________________________

                      ARTICLES OF INCORPORATION
                                 OF
                             KOAX CORP.


     We the undersigned incorporators, whose names and addresses are shown below, being persons legally competent to enter into contracts, for purpose of forming a corporation under "The Business Corporation Act" of the State of Oklahoma, do hereby adopt the following Articles of Incorporation:

     1.   The name of this Corporation is:

                             KOAX CORP.

     2. The address of its registered office in the state of Oklahoma is 16 South Pennsylvania, Oklahoma City, County of Oklahoma, and the name of its registered agent is Irwin H. Steinhorn, 16 South Pennsylvania, Oklahoma City, Oklahoma.

     3.   The duration of the Corporation is perpetual.

     4.   The objects and purposes for which the Corporation is formed are:

     (a) To carry on the business of distributors, wholesalers, or agents, to buy, sell and deal in, at wholesale or retail, merchandise, goods, wares, and commodities of every sort, kind or description, and to carry on any other business, whether manufacturing of otherwise, which can be conveniently carried on with any of the objects of the Corporation.

     (b) To engage in the transportation of property by motor vehicle; to engage in the general transportation and communication business and to buy, sell, lease, own, or operate other motor carriers, broadcasting stations, and facilities; to buy, sell, lease, own or operate terminals and warehouses and engage in warehousing business; to buy, sell deal and engage in the sale of motor vehicles and parts.

     (c) To make and purchase materials for the construction of buildings; to erect buildings; to own manage, operate, lease and sell buildings; to conduct and carry on the business of builders for the purpose of building, repairing or doing any other work in connection with any and all classes of buildings and improvements, including the location laying out and constructing of roads, avenues, sewers, bridges, wells, and generally all classes of buildings, erections and works, both public and private, or integral parts thereof.

     (d) To purchase, take, own, hold, deal in, mortgage or otherwise encumber and to lease, sell, exchange, convey, transfer or in any manner whatever dispose of real property; to acquire lands for the purpose of prospecting for and obtaining oil, gas and other minerals; to drill oil wells, and to acquire drilling rigs or other machinery necessary to such purposes; and to produce and market oil and other minerals.

     (e) To enter into partnership or other arrangement for sharing profits or cooperate with any entity carrying on any business capable of being conducted so as to benefit this Corporation; to acquire the assets and assume the liabilities of any entity; to pay for the same in cash, stock or otherwise; to hold or dispose of the property so purchased; and to conduct any business so acquired.

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     (f)  To finance, borrow and lend money and to negotiate loans; to purchase, finance, draw, accept and endorse notes, accounts receivable, bonds, stocks, debentures and other securities; to subscribe for, acquire, hold and dispose of in any manner shares of stock, bonds, accounts, accounts receivable and other securities of any government, person or corporation.

     (g) To purchase or otherwise acquire, apply for, register, hold, use, assign, sell or in any manner dispose of and to grant licenses, franchises, or other rights in, and in any manner deal with, patents, inventions, improvements, processes, formulas, trademarks, trade names, copyrights or otherwise.

     (h) To have one or more office and to conduct any or all of its operations and business and to promote its objects within or without the State of Oklahoma, without restriction as to place or amount.

     (i) To do any or all of the things herein set forth as principal, agent, contractor, trustee or otherwise, alone or jointly with natural persons or any legal entity.

     (j) The objects and purposes specified herein shall be regarded as independent objects and purposes and, except where otherwise expressed, shall be in no way limited nor restricted by reference to or inference from the terms of any other clause or paragraph of the Articles of Incorporation.

     The foregoing shall be construed both as objects and powers, and the enumeration thereof shall not be held to limit or restrict in any manner the general powers conferred on this Corporation by the laws of the State of Oklahoma.

     5. All of the shares to be issued by the Corporation shall be of one class, that is, Voting Common Stock, of a par value of $10.00 per share, The aggregate number of shares which the Corporation shall have the authority to allot is 50 shares.

     6. The amount of stated capital with which this Corporation will begin business is $500.00, which has been fully paid in.

     7. The number of shares to be allotted by this Corporation before it begins business, and the consideration received by the Corporation therefore, are:
          Number of Shares          Consideration Received
          ----------------          ----------------------
                 50                         $500.00

     8. The number of directors of this Corporation shall be as specified in the By-Laws, and such number may from time to time be increased or decreased under the By-Laws or any amendment or change thereof provided the number of directors of the Corporation shall not be less than three. The number of directors to be elected at the first meeting of the shareholders is three. Directors and officers need not be shareholders. In case of vacancies in the Board of Directors, a majority of the remaining members of the Board, even though less than a quorum, may elect directors to fill such vacancies to hold office until the next annual meeting of the shareholders.

     9. No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares

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of the capital stock of such other corporation is owned by the Corporation, and no act of the Corporation shall in any way be affected by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and dtrector individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors, or a majority thereof; and any director of the Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, and may vote there at to authorize such contract or transaction, with like force and effect as if he were not such director of officer of such other corporation or not so interested.

     10. In furtherance and not in limitation of the powers conferred by the laws of the State of Oklahoma, the Board of Directors of this Corporation is expressly authorized:

     To make, alter, amend, add to, revise, or repeal the ByLaws in any manner not contrary to the laws of the State of Oklahoma;

     To authorize and cause its officers to execute mortgages and liens upon the property, both real and personal, and upon the franchises of this Corporation;

     To designate, by resolution passed by a majority of the whole Board, one or more committees, each to consist of one or more directors, which committees, to the extent provided in such resolution or in the By-Laws of the Corporation, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of this Corporation and shall have power to authorize the seal of this Corporation to be affixed by its officers to all papers which may require it:

     A majority of the stock issued and outstanding of this Corporation having voting power may in the By-Laws confer power additional to the foregoing upon the directors, in addition to the powers and authorities expressly conferred upon them by law.

     11. No shareholder of this Corporation shall have any preemptive or preferential right of subscription to any shares of stock of this Corporation, whether now or hereafter authorized, or to any obligations convertible into stock of this Corporation, authorized, issued or sold.

     Signed Oklahoma City, Oklahoma this 14th day of November, 1985.


/s/  Irwin H. Steinhorn                     /s/  James V. Barwick
----------------------------                --------------------------------
Irwin H. Steinhorn                          James V. Barwick
16 So. Pennsylvania                         16 So. Pennsylvania
Oklahoma City, OK 73107                     Oklahoma City, OK 73107


                          /s/ Leah Y. Brashear
                          --------------------------
                          Leah Y. Brashear
                          16 So. Pennsylvania
                          Oklahoma City, OK 73107

STATE OF OKLAHOMA   )
                    )    SS.
COUNTY OF OKLAHOMA  )


     Before me, the undersigned, a Notary Public in and for said county and state, personally appeared the above named incorporators, to me known to be the identical persons who executed the foregoing Articles of Incorporation, and acknowledged to me that they executed the same as their free and voluntary act and deed for the uses and purposes therein set forth on this 14th day of November, 1985.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

                                        /s/  Claire Springer
                                        ---------------------------------
                                        Notary Public

My Commission Expires:

October 25, 1988
----------------

(SEAL)

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                   AFFIDAVIT AS TO PAID IN CAPITAL
                   -------------------------------

                             KOAX CORP.


STATE OF OKLAHOMA   )
                    )    SS.
COUNTY OF OKLAHOMA  )

     The undersigned, of lawful age, being first duly sworn, each for himself, deposes and says:

     That they are the incorporators of the above named proposed Corporation, and that the amount of stated capital with which said Corporation will begin business, as set out in its attached Articles of Incorporation, has been fully paid in.

/s/ Irwin H. Steinhorn                  /s/ James V. Barwick
----------------------------            ---------------------------------
Irwin H. Steinhorn                      James V. Barwick


                    /s/  Leah Y. Brashear
                    --------------------------
                    Leah Y. Brashear

     Subscribed and sworn to before me this 14th day of November, 1985.


                                        /s/ Claire Springer
                                        ---------------------------------
                                        Notary Public

My Commission Expires:

October 25, 1988
----------------

(SEAL)                                                           ARTOFINC

FEE: $25.00

                                    Change
                                      of
                               Registered Agent
                                      and
                                  Location of
                               Registered Office
                                      of
                                  KOAX CORP.
                            an Oklahoma Corporation


TO:  THE OKLAHOMA SECRETARY OF STATE
     101 State Capitol
     Oklahoma City, OK 73105

     Koax Corporation, an Oklahoma corporation (the "Corporation"), for the purpose of changing its registered agent and registered office pursuant to
Section 1023 of the Oklahoma General Corporation Act, hereby certifies:

1.   That the location of the registered office of the Corporation is:

     16 South Pennsylvania    Avenue Oklahoma City    Oklahoma   73107
     ---------------------------------------------------------------------
          Street Address                   City       County     Zip Code

2. That the name of the registered agent at such address upon whom process against the Corporation may be served is:

     David M. Shear
     -------------------------------------------------------------------

     IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its Vice President and attested by its ____ Secretary, this 26/th/ day
              ----
of September, 1995.

KOAX CORP.


/s/ Tony M. Shelby                      Tony M. Shelby
----------------------------            ---------------------------------
by Vice President                       (Please print name)
   ----


ATTEST:


/s/ David M. Shear                      David M, Shear
----------------------------            ---------------------------------
by ______ Secretary                     (Please print name)

                       OKLAHOMA TAX COMMISSION
                          STATE OF OKLAHOMA
                         2501 Lincoln Blvd.
                    Oklahoma City, Oklahoma 73194

ROBERT E. ANDERSON, Chairman                             BUSINESS TAX DIVISION
ROBERT V. CULLISON, Vice-Chairman                        REGISTRATION SECTION
DON KILPATRICK, Sec'y-Member                             (405) 521-3161
                                                         FEI: 731284158

                                    BOA                  10/19/95


SECRETARY OF STATE
ROOM 101, STATE CAPITOL BUILDING
OKLAHOMA CITY, OK. 73105


RE: KOAX CORP.

QUALIFICATION DATE: 11/14/85

DEAR SECRETARY:

THIS IS TO CERTIFY THAT THE FILES OF THIS OFFICE SHOW THE REFERENCED CORPORATION HAS FILED A FRANCHISE TAX RETURN FOR THE FISCAL YEAR ENDING JUNE 30, 1996 AND HAS PAID THE FRANCHISE TAX AS SHOWN BY SAID RETURN.

NO CERTIFICATION IS MADE AS TO ANY CORPORATE FRANCHISE TAXES WHICH MAY BE DUE BUT NOT YET ASSESSED, NOR WHICH HAVE BEEN ASSESSED AND PROTESTED.

THIS LETTER MAY NOT THEREFORE BE ACCEPTED FOR PURPOSES OF DISSOLUTION OR WITHDRAWAL.

SINCERELY,

OKLAHOMA TAX COMMISSION

/s/ W. E. Winters

BUSINESS TAX DIVISION
REGISTRATION SECTION